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                                                                      EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the inclusion in this Annual Report (Form 10-K) of AirNet Systems, Inc. of our report dated February 18, 2000 with respect to the consolidated financial statements of AirNet Systems, Inc. included herein.

Our audits also included the financial statement schedule of AirNet Systems, Inc. listed in Item 14(a)(2) and 14(d). This schedule is the responsibility of the company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-08189 and No. 333-62659) pertaining to the AirNet Systems, Inc. Amended and Restated 1996 Incentive Stock Plan and the Registration Statement (Form S-8 No. 333-43605) pertaining to the AirNet Systems, Inc. Retirement Savings Plan of our report dated February 18, 2000, with respect to the consolidated financial statements of AirNet Systems, Inc. included herein, and our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K) of AirNet Systems, Inc.


/s/ Ernst & Young LLP


Columbus, Ohio
March 27, 2000


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